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                   CONSENT OF COUNSEL - DAVID A. CARTER, P.A.

         The consent of David A. Carter, P.A. to the use of its name in this Form SB-2 Registration Statement, and related Prospectus, as amended, of The Singing Machine Company, Inc. is contained in its opinion filed as Exhibit 5.1.

                                                     DAVID A. CARTER, P.A.


Boca Raton, Florida
February 24, 2000